EXHIBIT 10.47
SECOND LOAN MODIFICATION AGREEMENT
(WORKING CAPITAL LINE OF CREDIT)
This Second Loan Modification Agreement (this “Loan Modification Agreement”) is entered into as of May 7, 2013, by and between SILICON VALLEY BANK, a California corporation, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at 275 Grove Street, Suite 2-200, Newton, Massachusetts 02466 (“Bank”) and ALIMERA SCIENCES, INC., a Delaware corporation, with its chief executive office located at 6120 Windward Parkway, Suite 290, Alpharetta, Georgia 30005 (“Borrower”).
1.DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of October 14, 2010, evidenced by, among other documents, a certain Loan and Security Agreement (Working Capital Line of Credit) dated as of October 14, 2010, between Borrower and Bank, as amended by a certain First Loan Modification Agreement dated as of May 16, 2011 (as amended, the “Loan Agreement”). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.
2.    DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by (a) the Collateral, and (b) the Intellectual Property Collateral as defined in that certain Intellectual Property Security Agreement dated as of October 14, 2010, between Bank and Borrower (the “IP Agreement”, and together with the Loan Agreement and any other collateral security granted to Bank, the “Security Documents”). Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.
3.     DESCRIPTION OF CHANGE IN TERMS.

A.	Modification to Loan Agreement. The Loan Agreement shall be amended by deleting the following definition, appearing in Section 13.1 thereof:
““Maturity Date” is April 30, 2014.”
and inserting in lieu thereof the following:

““Maturity Date” is May 6, 2013.”
4.    FEES AND EXPENSES. Borrower shall reimburse Bank for all legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.
5.    CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.
6.    RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.
7.    NO DEFENSES OF BORROWER. Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.
8.    CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank’s agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker will be released by virtue of this Loan Modification Agreement.
9.    COUNTERSIGNATURE. This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank.
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This Loan Modification Agreement is executed as of the date first written above.

BORROWER:                        BANK:

ALIMERA SCIENCES, INC.                SILICON VALLEY BANK

By:	/s/ Richard S. Eiswirth, Jr.	By:	/s/ Scott McCarty
Name:	Richard S. Eiswirth, Jr.	Name:	Scott McCarty
Title:	Chief Financial Officer and Chief Operating Officer	Title:	Vice President